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                                 EXHIBIT 21.1

                                SUBSIDIARIES OF
                            INTERWEST BANCORP, INC.


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
                                                                 Jurisdiction or
                                                  Percentage     State of
Subsidiaries (a)                                  of Ownership   Incorporation
-----------------------                          -------------   ----------------
InterWest Bank                                    100%           Washington

First National Bank of Port
   Orchard                                        100%           Washington

InterWest Financial Services, Inc. (b)            100%           Washington

InterWest Insurance Agency, Inc. (c)               70%           Washington

InterWest Properties, Inc. (b)                    100%           Washington

I & B, Inc. (c)                                    90%           Washington

Island Beach of Washington, Inc.
  and Beach Club (b)                              100%           Washington

Islander Resort (d)                               100%           Florida

CI Resorts Equity Corp. (b)                       100%           Washington

Cornerstone Northwest Mortgage, Inc. (b)          100%           Washington

____________________

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(a)  The operation of Bancorp's wholly owned subsidiaries are included in
     Bancorp's Financial Statements contained in the Annual Report attached hereto as Exhibit 13.

(b)  Wholly-owned subsidiary of InterWest Bank.

(c)  Interest owned by InterWest Bank.

(d)  Wholly-owned by Island Beach of Washington, Inc. and Beach Club.